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                               ZERO CORPORATION


                          Subsidiaries of Registrant*
                             As of March 31, 1994


        1.    Air Cargo Equipment Corporation, a Delaware corporation
        2.    Air Cargo Equipment (UK) Limited, a U.K. corporation
        3.    Air Cooling Technology, Inc., a California corporation
        4.    Anvil Cases, Inc., a California corporation
        5.    Composite Research Inc., a California corporation
        6.    Contempo Engineering Co., a California corporation
        7.    Electronic Solutions, a Nevada corporation
        8.    McLean Midwest Corporation, a Minnesota corporation
        9.    Nielsen Hardware Corporation, a Connecticut corporation
        10.   Productos Aeros, S.A., a Mexican corporation
        11.   Samuel Groves & Co. Limited, a U.K. corporation
        12.   ZERO FSC Corporation, a Virgin Islands corporation
        13.   ZERO East Division, ZERO Corporation, a Massachusetts corporation
        14.   ZERO International, Inc., a California corporation
        15.   ZERO Manufacturing Corporation, a California corporation
        16.   ZERO McLean Europe Ltd., a U.K. corporation


        *  All are 100% owned



                                EXHIBIT 21